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                                                                    EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement
on Form S-3 (No. 33-       ) of our report dated February 15, 1995, except for
the "Discontinued operations" note, as to which the date is March 17, 1995, which is included in the Registration Statement (Form S-3, No. 33-61571) and related Prospectus of Bally Entertainment Corporation for the registration of Convertible Preferred Stock and to the reference to our firm under the caption "Experts" included therein.

                                          ERNST & YOUNG LLP

Chicago, Illinois
September 27, 1995